UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) May 3, 2004

NeoPharm, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

33-90516	51-0327886
(Commission File Number)	(IRS Employer Identification No.)

150 Field Drive, Suite 195, Lake Forest, IL 60045

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code (847) 295-8678

(Former name or former address, if changed since last report.)

Item 7.           Financial Statements, Pro Forma Financials and Exhibits

(c)                                  Exhibits

Exhibit Number	Description

99.1	Press Release dated May 3, 2004 announcing the decision of the Arbitration Panel in NeoPharm, Inc.’s arbitration proceeding against Pharmacia, Inc. (now Pfizer, Inc.).

Item 9.           Regulation FD Disclosure

On May 3, 2004, NeoPharm, Inc. issued a press release announcing the decision of the Arbitration Panel in connection with the arbitration proceeding which NeoPharm had initiated against Pharmacia, Inc. (now Pfizer, Inc.), including the Panel’s decision to dismiss all claims by each of the parties.  A copy of the press release is attached hereto as Exhibit 99.1.

SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2004	NEOPHARM, INC.
	By:	/s/ LAWRENCE A. KENYON
Lawrence A. Kenyon,
Chief Financial Officer
(Principal Accounting Officer and
Principal Financial Officer)